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                                                                   Exhibit 23.2


         [LETTERHEAD OF DELISI, HENNINGER AND ASSOCIATES APPEARS HERE]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated July 22, 1996 (except for Note L, as to which the date is March 7, 1997); accompanying the financial statements of Septima Enterprises, Inc. included in te annual report of Form 10-KSB, as filed with the Securities and Exchange Commission on September 26, 1997 (File No. 33-25126-D). We hereby consent to the incorporation by reference of said report in this Registration Statement of Septima Enterprises, Inc. on Form S-8 and the reference to our firm in such Registration Statement.


/s/ Delisi, Henninger and Associates

DELISI, HENNINGER AND ASSOCIATES

Greensburg, Pennsylvania
October 16, 1997


  MEMBER PENNSYLVANIA AND AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS